Exhibit 99.1

Millipore Reports Second Quarter 2008 Financial Results

Quarter highlighted by strong Bioscience Division performance and free cash flow generation

BILLERICA, Mass. – July 31, 2008 – Millipore Corporation (NYSE:MIL), a life science leader that provides technologies, tools and services for bioscience research and biopharmaceutical manufacturing, today reported financial results for its second quarter ended June 28, 2008.

Revenues for the second quarter grew 8 percent, to $414.2 million. Excluding an 8 percent benefit from changes in foreign currency, revenues in the quarter were unchanged from the previous year. On a divisional basis, excluding changes in foreign currency, Millipore’s Bioscience Division revenues grew 9 percent, offsetting a 7 percent decline in revenues from the Company’s Bioprocess Division.

Millipore’s second quarter net income grew 42 percent totaling $40.3 million, or $0.72 per share, compared to $28.4 million, or $0.52 per share in 2007. Non-GAAP net income grew 15 percent in the second quarter to $51.0 million, or $0.92 per share, compared to $44.4 million, or $0.81 per share, in the second quarter of 2007. Stock-based compensation expenses totaled $0.08 per share in the second quarter of 2008 compared to $0.05 per share in the second quarter of 2007 and are included in both GAAP and non-GAAP earnings per share. A reconciliation of GAAP to non-GAAP financial measures is provided in the Company’s financial tables accompanying this press release.

“Our Bioscience Division generated outstanding performance in the second quarter and is benefiting from successful product launches, new sales and marketing initiatives, and strong underlying demand from our laboratory research customers,” said Martin Madaus, Chairman & CEO of Millipore. “This exceptional top-line performance was offset by a decline in revenues from our Bioprocess Division, which continues to be adversely affected by reduced purchases from a handful of our largest North American biotech customers. Although we expect our Bioprocess Division and the overall company will report year-over-year revenue growth in the second half of the year, we do not anticipate spending from these large, U.S. biotech customers will stabilize until the end of 2008. Therefore, our Bioprocess results will continue to be negatively affected for the remainder of this year.

“Despite the challenges we are facing in Bioprocess, we have delivered significant improvements to profitability and cash flow. In the second quarter, non-GAAP earnings per share rose by 13 percent and we generated a year-over-year increase in free cash flow of $36 million. As we look ahead, we are evaluating programs that will drive cost savings beyond what we have already achieved. We believe these efforts will put us in an even stronger position to generate attractive earnings and cash flow growth in 2009 and beyond as our Bioprocess Division recovers and complements the strength of our Bioscience Division.”

Q2 2008 Highlights

•

Bioscience Division generated strong results driven by exceptional growth in the Company’s Laboratory Water and Drug Discovery Business Units and a significant improvement in its Life Science Business Unit.

•	Bioprocess Division generated strong growth for disposable manufacturing products and products used in the production of vaccines.

•	Free cash flow increased by approximately $36 million and $19 million of debt was repaid, bringing total debt reduction to $59 million since the beginning of 2008.

•

Drug Discovery Development Center in St. Charles, Missouri was expanded to support the rapid growth of providing products and services that help companies discover, evaluate and develop drug candidates.

•	A multi-year Sustainability Initiative designed to reduce the Company’s environmental impact and carbon footprint by 20 percent over the next five years was introduced.

Revenue Growth by Geography ($ millions):

	Three Months Ended			Six Months Ended
	June 28, 2008	June 30, 2007	% Growth	June 28, 2008	June 30, 2007	% Growth
Americas	$153.3	$170.6	(10)%	$299.6	$333.4	(10)%
Europe	189.3	149.4	27%	360.6	295.8	22%
Asia/Pacific	71.6	63.2	13%	150.2	126.0	19%

Total	$414.2	$383.2	8%	$810.4	$755.2	7%

Revenue Growth by Division ($ millions):

	Three Months Ended			Six Months Ended
	June 28, 2008	June 30, 2007	% Growth	June 28, 2008	June 30, 2007	% Growth
Bioprocess	$229.8	$226.8	1%	$446.4	$441.1	1%
Bioscience	184.4	156.4	18%	364.0	314.1	16%

Total	$414.2	$383.2	8%	$810.4	$755.2	7%

Quarterly Earnings Call

Millipore will host a conference call and webcast to discuss its financial results, business outlook, and related corporate and financial matters at 4:45 p.m. Eastern Daylight Time today. The call can be accessed through Millipore’s website: http://www.millipore.com. A replay of the call will be archived on the Investor Relations section of the website and will also be available via telephone by dialing (800) 642-1687 or (706) 645-9291 and entering confirmation code: 41787290. The telephonic replay will be available beginning at 8:00 p.m. ET on July 31, 2008 until 11:59 p.m. ET on August 5, 2008.

About Millipore

Millipore (NYSE: MIL) is a life science leader providing cutting-edge technologies, tools, and services for bioscience research and biopharmaceutical manufacturing. As a strategic partner, we collaborate with customers to confront the world’s challenging human health issues. From research to development to production, our scientific expertise and innovative solutions help customers tackle their most complex problems and achieve their goals. Millipore Corporation is an S&P 500 company with more than 6,000 employees in 47 countries worldwide.

Advancing Life Science Together™

Research. Development. Production.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release are non-GAAP gross profit, gross profit margin, operating income, operating margin, pre-tax income, net income, diluted earnings per share, and free cash flow. Non-GAAP gross profit, gross profit margin, operating income, operating margin, pre-tax income, net income and diluted earnings per share exclude costs related to our manufacturing consolidation strategy, acquisition integration and restructuring expenses related to the acquisition of Serologicals, amortization of intangible assets, inventory fair value adjustments related to business acquisitions, and certain changes in tax accruals. We define free cash flow as net cash provided by operating activities less additions to property, plant, and equipment. There are limitations in using non-GAAP financial measures as they are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies.

We believe that the non-GAAP financial measures provide useful and supplementary information to investors regarding our quarterly performance. It is our belief that these non-GAAP financial measures have been particularly useful to investors over the last couple of years because of the significant changes that have occurred outside of our day-to-day business in accordance with the execution of our new strategy. This strategy includes strengthening our leadership position with bioscience customers, becoming a strategic supplier in bioscience research markets, leading our industry in product quality and manufacturing effectiveness, becoming a magnet for talent, and doubling the value of the Company between 2004 and 2009. The financial impact of certain elements of these activities, particularly acquisitions, are often large relative to our overall financial performance and most of the related charges are recorded in one or two fiscal quarters but not in other fiscal quarters, which can adversely affect the comparability of our results from period to period. The scope and scale of our manufacturing consolidation strategy was the largest in our history. This initiative has resulted in the closure of six manufacturing plants. We believe free cash flow is a useful measure to evaluate our business as it indicates the amount of cash generated after additions to property, plant, and equipment that is available for, among other things, strategic acquisitions, investments in our business, and repayment of debt.

We regularly use non-GAAP financial measures internally to understand, manage, and evaluate our business results and make operating decisions. We also measure our employees and compensate them, in part, based on such non-GAAP measures. For the same reasons, we also use this information for our forecasting activities. The non-GAAP financial measures presented herein also facilitate comparisons to our historical operating results, which have consistently been presented in this manner.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of the financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release. Our earnings guidance, however, is only provided on a non-GAAP basis. It is not feasible to provide GAAP diluted earnings per share guidance because the items excluded, other than amortization expense, are difficult to predict and estimate and are primarily dependent on future events.

Forward Looking Statements:

The matters discussed herein, as well as in future oral and written statements by management of Millipore Corporation that are forward-looking statements, are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements.

Potential risks and uncertainties that could affect Millipore’s future operating results include, without limitation, failure to achieve design wins into our pharmaceutical and biotechnology customers’ manufacturing design phase for a particular drug; delay, suspension or termination of a customer’s volume production; lack of availability of raw materials or component products on a timely basis; regulatory delay in the approval of customers’ therapeutics; limitations on cash flow available for operations and investment due to increased debt service obligations; the inability to establish and maintain necessary product and process quality levels; reduced demand for animal-derived cell culture products; the inability to realize the expected benefits of development, marketing, licensing and other alliances; competitive factors such as new membrane or chromatography technology; the inability to achieve anticipated cost benefits of our supply chain initiatives; risks relating to our concentration of principal manufacturing operations; the inability to utilize technology in current or planned products due to overriding rights by third parties; potential environmental liabilities; conditions in the economy in general and in the bioscience and bioprocess markets in particular; foreign exchange fluctuations; reduced private and government research funding; exposure to product liability claims; and difficulties inherent in transferring or outsourcing of manufacturing operations. Please refer to our filings with the SEC, including our most recent Annual Report on Form 10-K, for more information on these and other risks that could cause actual results to differ.

-tables follow-

Contacts:

Joshua Young

Director, Investor Relations

Millipore Corporation

(978) 715 - 1527

(800) 225 - 3384

joshua_young@millipore.com

Karen Hall

Director, Corporate Communications

Millipore Corporation

(978) 715 – 1567

karen_hall@millipore.com

Millipore Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 28, 2008	June 30, 2007	June 28, 2008	June 30, 2007
Net sales	$414,176	$383,175	$810,380	$755,167
Cost of sales	184,013	182,782	372,080	364,911

Gross profit	230,163	200,393	438,300	390,256

Selling, general and administrative expenses	134,484	123,060	259,986	245,904
Research and development expenses	26,172	25,993	51,181	53,457

Operating income	69,507	51,340	127,133	90,895

Interest income	270	299	381	770
Interest expense	(14,947)	(16,325)	(29,743)	(33,073)

Income before income taxes and minority interest	54,830	35,314	97,771	58,592
Provision for income taxes	13,207	5,869	22,784	1,519
Minority interest	1,349	1,032	2,130	2,001

Net income	$40,274	$28,413	$72,857	$55,072

Diluted earnings per share	$0.72	$0.52	$1.31	$1.01

Diluted weighted average shares outstanding	55,693	54,910	55,624	54,745

Millipore Corporation

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 28, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$30,785	$36,177
Accounts receivable, net	326,326	292,143
Inventories	297,219	277,355
Deferred income taxes and other current assets	75,722	84,414

Total current assets	730,052	690,089
Property, plant and equipment, net	613,926	589,161
Deferred income taxes	25,042	21,973
Intangible assets, net	406,442	432,108
Goodwill	1,025,837	1,019,581
Other assets	22,604	24,345

Total assets	$2,823,903	$2,777,257

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$2,403	$5,240
Accounts payable	79,452	96,915
Income taxes payable	11,502	11,248
Accrued expenses and other current liabilities	164,983	168,838

Total current liabilities	258,340	282,241
Deferred income taxes	10,712	9,384
Long-term debt	1,234,754	1,260,043
Other liabilities	87,510	82,778
Minority interest	6,907	6,243
Shareholders’ equity	1,225,680	1,136,568

Total liabilities and shareholders’ equity	$2,823,903	$2,777,257

Millipore Corporation

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended
	June 28, 2008	June 30, 2007
Cash flows from operating activities:
Net income	$72,857	$55,072
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	65,476	60,820
Stock-based compensation	10,939	7,223
Deferred income tax provision (benefit)	6,888	(7,717)
Business acquisition inventory fair value adjustments	—	11,121
Other	5,651	(3,095)
Changes in operating assets and liabilities:
Accounts receivable	(20,137)	(20,604)
Inventories	(6,153)	(13,764)
Other assets	565	4,929
Accounts payable	(20,971)	(6,207)
Accrued expenses and other current liabilities	(13,290)	(39,732)
Other liabilities	646	877

Net cash provided by operating activities	102,471	48,923

Cash flows from investing activities:
Additions to property, plant and equipment	(30,783)	(53,580)
Settlement of derivative transactions	(32,332)	—
Other	(3,041)	632

Net cash used in investing activities	(66,156)	(52,948)

Cash flows from financing activities:
Proceeds from issuance of common stock under stock plans	14,060	29,580
Net (repayments) borrowings under the revolving credit facility	(56,103)	50,459
Repayment of 7.5% ten-year unsecured notes	—	(100,000)
Net repayments of short-term debt	(2,619)	—
Dividends paid to minority shareholders	(895)	(1,874)

Net cash used in financing activities	(45,557)	(21,835)

Effect of foreign exchange rates on cash and cash equivalents	3,850	2,264

Net decrease in cash and cash equivalents	(5,392)	(23,596)
Cash and cash equivalents at beginning of year	36,177	77,481

Cash and cash equivalents at end of period	$30,785	$53,885

Millipore Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

Three Months Ended June 28, 2008

(dollars in thousands, except EPS data)

	Gross Profit	Gross Profit Margin	Operating Income	Operating Margin	Pre-tax Income	Net Income	Diluted EPS
GAAP results, three months ended June 28, 2008	$230,163	55.6%	$69,507	16.8%	$54,830	$40,274	$0.72
Non-GAAP adjustments:
Costs related to manufacturing consolidation strategy	1,739	0.4%	1,739	0.4%	1,739	1,055	0.02
Purchased intangibles amortization	2,386	0.6%	15,877	3.8%	15,877	9,633	0.18

Total non-GAAP adjustments	4,125	1.0%	17,616	4.2%	17,616	10,688	0.20

Non-GAAP results, three months ended June 28, 2008	$234,288	56.6%	$87,123	21.0%	$72,446	$50,962	$0.92

Millipore Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

Six Months Ended June 28, 2008

(dollars in thousands, except EPS data)

	Gross Profit	Gross Profit Margin	Operating Income	Operating Margin	Pre-tax Income	Net Income	Diluted EPS
GAAP results, six months ended June 28, 2008	$438,300	54.1%	$127,133	15.7%	$97,771	$72,857	$1.31
Non-GAAP adjustments:
Costs related to manufacturing consolidation strategy	3,919	0.5%	3,919	0.5%	3,919	2,480	0.04
Purchased intangibles amortization	4,746	0.6%	31,690	3.9%	31,690	19,971	0.36

Total non-GAAP adjustments	8,665	1.1%	35,609	4.4%	35,609	22,451	0.40

Non-GAAP results, six months ended June 28, 2008	$446,965	55.2%	$162,742	20.1%	$133,380	$95,308	$1.71

Millipore Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

Three Months Ended June 30, 2007

(dollars in thousands, except EPS data)

	Gross Profit	Gross Profit Margin	Operating Income	Operating Margin	Pre-tax Income	Net Income	Diluted EPS
GAAP results, three months ended June 30, 2007	$200,393	52.3%	$51,340	13.4%	$35,314	$28,413	$0.52
Non-GAAP adjustments:
Costs related to manufacturing consolidation strategy	3,484	0.9%	3,484	0.9%	3,484	2,282	0.04
Business acquisition inventory fair value adjustments	1,956	0.5%	1,956	0.5%	1,956	1,281	0.02
Acquisition integration and restructuring expenses	1,487	0.4%	4,465	1.2%	4,465	2,925	0.05
Purchased intangibles amortization	2,363	0.6%	14,568	3.8%	14,568	9,543	0.18

Total non-GAAP adjustments	9,290	2.4%	24,473	6.4%	24,473	16,031	0.29

Non-GAAP results, three months ended June 30, 2007	$209,683	54.7%	$75,813	19.8%	$59,787	$44,444	$0.81

Millipore Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

Six Months Ended June 30, 2007

(dollars in thousands, except EPS data)

	Gross Profit	Gross Profit Margin	Operating Income	Operating Margin	Pre-tax Income	Net Income	Diluted EPS
GAAP results, six months ended June 30, 2007	$390,256	51.7%	$90,895	12.0%	$58,592	$55,072	$1.01
Non-GAAP adjustments:
Costs related to manufacturing consolidation strategy	7,232	0.9%	7,232	0.9%	7,232	4,934	0.09
Business acquisition inventory fair value adjustments	11,121	1.5%	11,121	1.5%	11,121	7,765	0.14
Acquisition integration and restructuring expenses	2,073	0.3%	9,485	1.3%	9,485	6,476	0.12
Purchased intangibles amortization	4,718	0.6%	29,113	3.9%	29,113	19,833	0.36
Change in tax accrual	—	—	—	—	—	(9,100)	(0.17)

Total non-GAAP adjustments	25,144	3.3%	56,951	7.6%	56,951	29,908	0.54

Non-GAAP results, six months ended June 30, 2007	$415,400	55.0%	$147,846	19.6%	$115,543	$84,980	$1.55

Non-GAAP Gross Profit and Gross Profit Margin

The calculation of non-GAAP gross profit and gross profit margin is displayed in the above tables. Non-GAAP gross profit and gross profit margin exclude the costs related to our manufacturing consolidation strategy for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures” section of this press release. Non-GAAP gross profit and gross profit margin exclude the amortization of intangible assets and acquired inventory fair value adjustments from business acquisitions because (1) the amounts are non-cash, (2) we can not influence the timing and amount of future expense recognition, and (3) excluding such expenses provides investors and management better visibility into the components of operating expenses. In addition, non-GAAP gross profit and gross profit margin exclude acquisition and related integration expenses in connection with the acquisition of Serologicals because this is the largest acquisition in recent Millipore history.

Non-GAAP Operating Income and Operating Margin

The calculation of non-GAAP operating income and operating margin is displayed in the above tables. Non-GAAP operating income and operating margin exclude the amortization of intangible assets and acquired inventory fair value adjustments related to business acquisitions because (1) the amounts are non-cash, (2) we can not influence the timing and amount of future expense recognition, and (3) excluding such expenses provides investors and management better visibility into the components of operating expenses. The calculation of non-GAAP operating income and operating margin also excludes the costs related to our manufacturing consolidation strategy described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures” section of this press release. Non-GAAP operating income and operating margin exclude acquisition and related integration expenses in connection with the acquisition of Serologicals because this is the largest acquisition in recent Millipore history.

Non-GAAP Pre-tax Income

The calculation of non-GAAP pre-tax income is displayed in the above tables. The calculation of non-GAAP pre-tax income also excludes costs related to our manufacturing consolidation strategy; acquisition and integration expenses; and amortization of intangible assets and acquired inventory fair value adjustments related to business acquisitions for the reasons described for non-GAAP operating income and operating margin above.

Non-GAAP Net Income

The calculation of non-GAAP net income is displayed in the above tables. Non-GAAP net income excludes changes in tax accruals because this is a significant non-recurring item affecting the income tax provision. Because pre-tax income is included in the net income calculation, the non-GAAP net income calculation also excludes costs related to our manufacturing consolidation strategy; acquisition and related integration expenses in connection with the acquisition of Serologicals; and amortization of intangible assets and acquired inventory fair value adjustments related to business acquisitions for the reasons described for non-GAAP pre-tax income above.

Non-GAAP Diluted Earnings per Share

The calculation of non-GAAP diluted earnings per share is displayed in the above tables. Because net income is included in the diluted earnings per share calculation, the non-GAAP diluted earnings per share calculation excludes the amounts for costs related to our manufacturing consolidation strategy; acquisition and related integration expenses in connection with the acquisition of Serologicals; amortization of intangible assets and acquired inventory fair value adjustments related to business acquisitions; and changes in tax accruals for the reasons described for non-GAAP net income above.

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